Exhibit 10.22

Novation Agreement and First Amendment to

Amended and Restated Master Services and Supply Agreement

This Agreement is a novation of, and amendment to, the Master Services and Supply Agreement among LifeScan, Inc. (LifeScan US), Universal Biosensors Pty Ltd (UBS) and Universal Biosensors, Inc. (UBI), dated 29 October 2007 (as subsequently amended and restated, the MSSA) and the associated agreements and addenda listed in clause 7 (Associated Agreements). By novation, LifeScan Europe, a division of Cilag GmbH International (LIFESCAN Europe) will replace LIFESCAN US as a party to the MSSA and the Associated Agreements. By amendment, the parties agree to certain terms necessary to give effect to their intention that the MSSA and the Associated Agreements be novated.

Background:

WHEREAS, LIFESCAN US, UBS and UBI entered into the MSSA dated 29 October 2007, which was amended by a First Amendment effective 11 December 2008, and was later amended and restated effective 14 May 2009, and LIFESCAN US, UBS and UBI also entered the Associated Agreements; and

WHEREAS, LIFESCAN US assigned and transferred full title and interest in the MSSA, and certain of the Associated Agreements to LIFESCAN Europe by virtue of an Assignment Agreement effective 1 January 2008 (the Assignment); and

WHEREAS, by virtue of the Assignment, LIFESCAN Europe agreed to assume LIFESCAN US’s rights and obligations under the MSSA and those of the Associated Agreements that had been entered into at the date of the Assignment; and

WHEREAS, since 1 January 2008, LIFESCAN US represents that pursuant to the terms of the Assignment LIFESCAN Europe has reimbursed LIFESCAN US for all costs paid to UBI and UBS by LIFESCAN US under the MSSA and relevant Associated Agreements; and

Novation Agreement and Amendment	Page 1

WHEREAS, UBS and UBI were not given notice of the Assignment and therefore performed their rights, duties and obligations under the MSSA and Associated Agreements as though title and interest in those agreements had not been assigned from LIFESCAN US to LIFESCAN Europe;

WHEREAS, LIFESCAN US and LIFESCAN Europe intended that LIFESCAN US’ title and interest to the MSSA and Associated Agreements (as existing at the date of the Assignment) be assigned to LIFESCAN EUROPE on 1 January 2008 and that the First Amendment to the MSSA effective 11 December 2008 and the Amended and Restated MSSA effective 14 May 2009 and the Associated Agreements dated 14 May 2009 would be executed by LIFESCAN Europe, but were in fact executed by LIFESCAN US in error. The Parties agree that a Novation shall be implemented to give effect to the original intent; and

WHEREAS, LIFESCAN Europe, LIFESCAN US, UBI and UBS have agreed that, effective 1 January 2008 all rights in the MSSA and Associated Agreements inuring to the benefit of LIFESCAN US, have inured and shall in the future inure to the benefit of LIFESCAN Europe, and all duties and obligations of LIFESCAN US under the MSSA and Associated Agreements have been and shall be owed to UBI and or UBS, as the case may be, by LIFESCAN Europe; and

WHEREAS, LIFESCAN US, LIFESCAN Europe, UBI, and UBS have agreed that effective 1 January 2008, LIFESCAN US is and shall be released and discharged from all its rights and obligations under the MSSA and Associated Agreements and all such rights and obligations are assumed by LIFESCAN Europe; and

WHEREAS, given UBI and UBS were not on notice of LIFESCAN US’ and LIFESCAN Europe’s intent, UBI and UBS shall have no liability for performing their rights, duties and obligations under the MSSA and Associated Agreements in the period from 1 January 2008 until the date of this Agreement as though title and interest in the MSSA and Associated Agreements had not been assigned;

Novation Agreement and Amendment	Page 2

WHEREAS, to give effect to the parties’ intentions, certain amendments to the MSSA are required, as set forth herein;

NOW THERFORE in consideration of the mutual covenants herein contained, the parties for themselves, their successors and assigns do agree as follows:

1.	The effective date of this Agreement is 1 January 2008 (the Effective Date).

2.	LIFESCAN US, LIFESCAN Europe, UBI and UBS agree that this Agreement shall constitute a novation of the obligations of LIFESCAN US under the MSSA and the Associated Agreements. Accordingly, as of the Effective Date, all of the rights, duties and obligations of LIFESCAN US under the MSSA and Associated Agreements are as of the Effective Date assigned to and assumed by LIFESCAN Europe. UBI and UBS recognize LIFESCAN Europe as LIFESCAN US’s successor in interest in and to all of LIFESCAN US’s rights, duties and obligations in, to and under the MSSA as of the Effective Date. UBI and UBS were not on notice of the Assignment and therefore each of LIFESCAN US and LIFESCAN Europe indemnifies and releases UBI and UBS against any claim arising from or in connection with: (i) UBI and UBS performing their rights, duties and obligations from the Effective Date until the date of this Agreement as though title and interest in the MSSA and the Associated Agreements had not been assigned and novated from LIFESCAN US to LIFESCAN Europe; and (ii) UBI or UBS following any notices, directions or instructions given by LIFESCAN US prior to the date of this Agreement. LIFESCAN Europe hereby ratifies confirms and agrees to all notices, directions and instructions given by LIFESCAN US to UBI or UBS in connection with the MSSA or the Quality Agreement up to the date of this Agreement.

3.	LIFESCAN Europe undertakes to assume and perform the obligations of LIFESCAN US under the MSSA and to be bound by and comply with its terms in every way as if LIFESCAN Europe were, and had been from inception, a party to the MSSA in lieu of LIFESCAN US.

Novation Agreement and Amendment	Page 3

4.	Whenever the term “LifeScan” is used in the MSSA it shall mean and refer to LIFESCAN Europe, unless otherwise specifically provided for otherwise.

5.	Any dispute related to this Agreement shall be governed by the provisions of Clause 20 of the MSSA, and the law to be applied in the event of such a dispute shall be as provided by Clause 26.7 of the MSSA.

6.	The parties agree to the following amendments to the MSSA.

a)	The text of Clause 1.1(iii) Bankruptcy is amended by deleting the reference to “U.S. law” and replacing it with “any applicable law”.

b)	The text of Clause 4.2 Composition is deleted in its entirety and replaced with the following:

“The Joint Steering Committee shall consist of members (Joint Steering Committee Members) from each of UBS and LifeScan. The Joint Steering Committee Members shall be comprised of senior management from each party (and the initial Joint Steering Committee members are set out in Appendix C); provided however, that LifeScan’s Joint Steering Committee Members can be comprised of senior management from any of its Affiliates. Each party may change their nominated Joint Steering Committee Member by written notice to the other party. Unless otherwise agreed, the Joint Steering Committee will meet at least monthly, until the first regulatory filing for the Initial Product is made. Additionally, the Joint Steering Committee shall convene on a quarterly basis, to review and approve work plans and progress under this Agreement and the Development Agreement. Additionally, the Joint Steering Committee shall be available on a more frequent basis to address key issues that may arise. All meetings of the joint Steering Committee may be by teleconference, videoconference or any other means of communication agreed to by the parties.

c)	The first sentence of Clause 11.3(a) is amended by including “and its Affiliates” after the reference to LifeScan in the first line.

Novation Agreement and Amendment	Page 4

7.	Without prejudice to the provisions of this Agreement and for the sake of clarity, the parties agree that, in addition to the MSSA itself, the following addenda and related agreements are also novated as provided herein, with LIFESCAN Europe assuming all of the rights, responsibilities and obligations of LIFESCAN US under these addenda and agreements with effect from the Effective Date:

a)	Quality Agreement

b)	First Product Addendum

c)	First Services Addendum

d)	Second Services Addendum

e)	Third Services Addendum

f)	Fourth Services Addendum

g)	Manufacturing Initiation Payment Addendum

(individually an Associated Agreement and collectively the Associated Agreements)

8.	This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

9.	The parties hereto agree that they will take those actions reasonably necessary to carry out the matters contemplated by this Agreement or any of its provisions.

10.	LIFESCAN US, LIFESCAN Europe, UBI and UBS consent to all of the provisions of this Agreement.

This Novation Agreement and Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile copies of this Novation Agreement and Amendment shall be enforceable as originals.

The parties agree that all other provisions of the MSSA remain unchanged and effective.

Novation Agreement and Amendment	Page 5

IN WITNESS WHEREOF, the parties have caused this Novation Agreement and First Amendment to the Amended and Restated Master Services and Supply Agreement to be executed by their duly authorized representatives.

LifeScan Europe division of Cilag GmbH International

By:	/s/ Heinz Schmid	By:	/s/ Christian Cuzick
Name:	Heinz Schmid	Name:	Christian Cuzick
Title:	General Manager	Title:	Finance Director
Date:	September 19, 2011	Date:	September 27, 2011

Universal Biosensors, Inc.		LifeScan, Inc.

By:	/s/ Paul Wright	By:	/s/ Eduardo A. Baéz
Name:	Paul Wright	Name:	Eduardo A. Baéz
Title:	CEO	Title:	VP Franchise Operations Development
Date:	October 11, 2011	Date:	October 6, 2011

Universal Biosensors Pty Ltd

By:	/s/ Salesh Balak
Name:	Salesh Balak
Title:	Director
Date:	October 11, 2011

Novation Agreement and Amendment	Page 6